Exhibit 33.7

MANAGEMENT’S ASSERTION OF COMPLIANCE

Management of the Agency and Trust division of Citibank, N.A. (or “Company”) is responsible for assessing compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB promulgated by the Securities and Exchange Commission.

Management has determined that the servicing criteria set forth in Item 1122(d) of Regulation AB are applicable in regard to the servicing platform as of and for the period as follows:

Platform: Publicly-issued (i.e., transaction-level reporting initially required under the Securities Exchange Act of 1934, as amended) and certain privately-issued (i.e., for which transaction-level reporting is required pursuant to contractual obligation) residential mortgage-backed securities issued on or after January 1, 2006, as listed in Appendix A, for which the Company provides the following servicing functions:

●	paying agent, securities administration and trustee; or
●	securities administration and paying agent; or
●	paying agent and trustee; or
●	paying agent

The Platform also includes the transactions listed in Appendix B for which the Company is not a party to the transaction agreements, but for which securities administration servicing functions have been outsourced to the Company by a party to the transaction agreements.

Applicable Servicing Criteria: All servicing criteria set forth in Item 1122(d), to the extent required by Item 1122(d) servicing criteria in regards to the activities performed by the Company with respect to the Platform as to any transaction, except for the following servicing criteria: 1122(d)(1)(iii)-1122(d)(1)(iv), 1122(d)(2)(iii), 1122(d)(4)(i)-1122(d)(4)(ii) and 1122(d)(4)(iv)-1122(d)(4)(xiv), which management has determined are not applicable to the activities the Company performs with respect to the Platform (the “Applicable Servicing Criteria”). Servicing criterion 1122(d)(1)(v) is applicable only to the activities the Company performs related to the mathematically accurate aggregation of information received from servicers and the accurate conveyance of such information within reports to investors. Servicing criterion 1122(d)(4)(iii) is applicable to the activities the Company performs with respect to the Platform only as it relates to the Company’s obligation to report additions, removals or substitutions on reports to investors in accordance with the transaction agreements. With respect to servicing criterion 1122(d)(1)(ii), there were no activities performed during the twelve months ended December 31, 2018 with respect to the Platform, because there were no occurrences of events that would require the Company to perform such activities.

Period: Twelve months ended December 31, 2018 (the “Period”).

With respect to the Platform as of and for the Period, the Company’s management provides the following assertion of compliance with respect to the Applicable Servicing Criteria:

●	The Company’s management is responsible for assessing the Company’s compliance with the Applicable Servicing Criteria.

●

The Company’s management has assessed compliance with the Applicable Servicing Criteria. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.

●	Based on such assessment, the Company has complied, in all material respects, with the Applicable Servicing Criteria.

KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to Management’s assertion of compliance with the Applicable Servicing Criteria as of and for the Period.

CITIBANK, N.A.

By:	/s/ Karen Montbach

Its:	Managing Director

Dated: February 28, 2019

Appendix A

Mortgage-backed Transactions and Securities Constituting the Platform

Deal Name	Deal Name	Deal Name
AHMA 2006-3	CMLTI 2006-WFHE1	CMLTI07-AR7 Mtge pass-thru
American Home Mtge Assets06-4	CMLTI 2006-WFHE3	CMLTI07-AR8, Mtge pass-thru
BAFC 2007-6	CMLTI 2006-WFHE4	CMS 07-1
CMALT 2006-A1	CMLTI 2006-WMC1	CMS 07-2
CMALT 2006-A2	CMLTI 2007-10	CMS 07-3
CMALT 2006-A3	CMLTI 2007-AHL1	CMSI 06-1
CMALT 2006-A4	CMLTI 2007-AHL2	CMSI 06-2
CMALT 2006-A5	CMLTI 2007-AMC1	CMSI 06-3
CMALT 2006-A6	CMLTI 2007-AMC3	CMSI 06-4
CMALT 2006-A7	CMLTI 2007-WFHE1	CMSI 06-5
CMALT 2007-A1	CMLTI 2007-WFHE2	CMSI 06-6
CMALT 2007-A2	CMLTI 2007-WFHE3	CMSI 06-7
CMALT 2007-A3	CMLTI 2007-WFHE4	CMSI 07-4
CMALT 2007-A4	CMLTI 2008-2	CMSI 07-5
CMALT 2007-A5	CMLTI HELOC Tr, 06-NCB1	CMSI 07-6
CMALT 2007-A6	CMLTI06-4 Mtge pass-thru	CMSI 07-7
CMALT 2007-A7	CMLTI06-AR1 MBNts	CMSI 07-8
CMALT 2007-A8	CMLTI06-AR2 MBCerts	CMSI 07-9
CMLTI 2006-WFHE2	CMLTI06-AR3 Mtge pass-thru	CMSI 2008-1
CMLTI 07-AHL3	CMLTI06-AR5 Mtge pass-thru	CMSI 2008-2
CMLTI 2006-AMC1	CMLTI06-AR6 Mtge Pass -Through Certs	CRMSI 2006-1
CMLTI 2006-HE1	CMLTI06-AR7 Mtge pass-thru	CRMSI 2006-2
CMLTI 2006-HE2	CMLTI06-AR9 Mtge pass-thru	CRMSI 2006-3
CMLTI 2006-HE3	CMLTI-07-2 Mtge Pass Thru Cert	CRMSI 2007-1
CMLTI 2006-NC1	CMLTI07-6, Mtge pass-thru	CRMSI 2007-2
CMLTI 2006-NC2	CMLTI07-AR1 Mtge pass-thru	CSMC Trust 2012-9
CMLTI 2006-WF1	CMLTI07-AR4 Mtge pass-thru	HALO 07-1
CMLTI 2006-WF2	CMLTI07-AR5 Mtge pass-thru	HALO 2006-2

Deal Name	Deal Name	Deal Name
HALO 2007-AR1	SASCO Mtge pass-thru,06-S4	SEMT 2016-1
HALO 2007-WF1	SASCO Mtge pass-thru06-S3	SEMT 2016-2
HASCO 06-HE2 HSI Asset Secu Tr06-HE2	SEMT 2012-1	SEMT 2016-3
HASCO07-OPT1 Mtge pass-thru	SEMT 2012-2	SEMT 2017-1
LMT 2006-1	SEMT 2012-3	SEMT 2017-2
LMT 2006-3	SEMT 2012-4	SEMT 2017-3
LMT 2006-4	SEMT 2012-5	SEMT 2017-4
LXS 2007-11	SEMT 2012-6	SEMT 2017-5
PHH Mtge 2006-1 RMBS	SEMT 2013-1	SEMT 2017-6
PHH Mtge 2006-2 RMBS	SEMT 2013-10	SEMT 2017-7
PHH Mtge 2006-3 RMBS	SEMT 2013-11	SEMT 2017-CH1
PHH Mtge 2006-4 RMBS	SEMT 2013-12	SEMT 2017-CH2
PHH Mtge 2007-1 RMBS	SEMT 2013-2	SEMT 2018-1
PHH Mtge 2007-2 RMBS	SEMT 2013-3	SEMT 2018-2
PHH Mtge 2007-3 RMBS	SEMT 2013-4	SEMT 2018-3
PHH Mtge 2007-4 RMBS	SEMT 2013-6	SEMT 2018-4
PHH Mtge 2007-5 RMBS	SEMT 2013-7	SEMT 2018-5
PHH Mtge 2007-6 RMBS	SEMT 2013-8	SEMT 2018-6
PMT 2013-J1	SEMT 2013-9	SEMT 2018-7
SASCO BNC 07-3	SEMT 2014-1	SEMT 2018-8
SASCO Lehman XS 2006-1	SEMT 2014-2	SEMT 2018-CH1
SASCO Lehman XS 2006-13	SEMT 2014-3	SEMT 2018-CH2
SASCO Lehman XS 2006-17	SEMT 2014-4	SEMT 2018-CH3
SASCO Lehman XS 2006-5	SEMT 2015-1	SEMT 2018-CH4
SASCO Lehman XS 2006-7	SEMT 2015-2	WAMU 2007-HE2
SASCO Lehman XS 2006-9	SEMT 2015-3	WAMU 2007-HE3
SASCO Mtge pass-thru,06-3H	SEMT 2015-4	WAMU 2007-HE4
SASCO Mtge pass-thru,06-S2

Appendix B

Mortgage-backed Transactions and Securities Constituting the Platform1

Deal Name

RALI06QH1

RALI06QO1

RALI06QO10

RALI06QO2

RALI06QO3

RALI06QO4

RALI06QO5

RALI06QO6

RALI06QO7

RALI06QO8

RALI06QO9

RALI07QH1

RALI07QH2

RALI07QH3

RALI07QH4

RALI07QH5

RALI07QH6

RALI07QH7

RALI07QH8

RALI07QH9

RALI07QO1

RALI07QO2

RALI07QO3

RALI07QO4

RALI07QO5

1 The transactions listed consist of certain transactions for which the Company is not a party to the transaction agreements, but for which securities administration servicing functions have been outsourced to the Company by a party to the transaction agreements with respect to servicing criteria 1122(d)(1)(v), 1122(d)(3)(i)(A), 1122(d)(3)(i)(B) and 1122(d)(3)(i)(D), as well as 1122(d)(3)(ii), but only as it relates to the allocation of amounts due to investors in accordance with the distribution priority and other terms set forth in the transaction agreements.